                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                            MAGNETEK, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            MAGNETEK, INC.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]
                         26 Century Boulevard
                         Nashville, Tennessee 37229

                                                                October 28, 1994

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of MagneTek, Inc. It will be held on Tuesday, November 29, 1994 at 10:00 a.m., at the offices of MagneTek, Inc., 26 Century Boulevard, Nashville, Tennessee 37229.

    The matters on the agenda for the meeting are set forth in the attached Notice of Annual Meeting of Stockholders. In addition to the agenda items, there will be a report on operations and an opportunity for questions. We have also included the Annual Report for the 1994 fiscal year.

    We hope you can attend the meeting. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you decide to attend the meeting, you may vote in person if you desire, even if you previously mailed your proxy card. Your vote, regardless of the number of shares you own, is important. We urge you to indicate your approval by voting FOR the matters indicated in the Notice.

    On behalf of the Board of Directors, we thank you for your cooperation.

                                      Sincerely,

                                      [SIG]

                                      Andrew G. Galef
                                      Chairman of the Board of Directors
                                      and Chief Executive Officer

                                     [LOGO]
                         26 Century Boulevard
                         Nashville, Tennessee 37229
                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               -----------------

TO THE STOCKHOLDERS OF MAGNETEK, INC.:

    Notice is hereby given that the 1994 Annual Meeting of Stockholders (the "Annual Meeting") of MagneTek, Inc. (the "Company") will be held on Tuesday, November 29, 1994, at 10:00 a.m., at the offices of MagneTek, Inc., 26 Century Boulevard, Nashville, Tennessee 37229 for the following purposes:

    1. To elect the Company's Board of Directors for the ensuing year to serve until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified.

    2. To approve the adoption of the Company's second Amended and Restated 1989 Incentive Stock Compensation Plan which includes revisions (i) to increase the percentage used to determine the number of shares with respect to which grants under the plan may be made and (ii) to make certain other technical revisions to the plan.

    3. To ratify the selection of Ernst & Young as the Company's independent auditors for the fiscal year ending July 2, 1995.

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

    The record date for purposes of determining stockholders entitled to receive notice of and to vote at the 1994 Annual Meeting is the close of business on October 14, 1994. Only stockholders of record as of that time are entitled to such notice and to vote at the Annual Meeting.

    All of the Company's stockholders are invited to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU SEND IN YOUR PROXY PRIOR TO THE MEETING.

                                 By Order of the Board of Directors,

                                 [SIG]

                                 Samuel A. Miley
                                 Vice President, General Counsel and Secretary

Nashville, Tennessee
October 28, 1994

                                     [LOGO]
                              -------------------

                                PROXY STATEMENT
                               -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 29, 1994

    The Board of Directors of the Company is soliciting the enclosed Proxy for use at the 1994 Annual Meeting of Stockholders (the "Annual Meeting") of MagneTek, Inc. (the "Company") to be held on Tuesday, November 29, 1994, at 10:00 a.m., at the offices of MagneTek, Inc., 26 Century Boulevard, Nashville, Tennessee 37229. This Proxy Statement was initially sent to stockholders on or about October 28, 1994.

    Shares represented  by  a Proxy  will  be voted  at  the Annual  Meeting  as directed if it is properly executed and delivered. In the absence of instructions, shares represented by valid Proxies will be voted in accordance with the recommendations of the Board of Directors set forth herein. At any time prior to the voting, a Proxy may be revoked by written notice to the Secretary of the Company or by subsequently filing another properly executed Proxy. Any stockholder present at the meeting may vote in person even though the stockholder may have previously given a Proxy.

    The cost of solicitation of Proxies will be paid by the Company. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of Proxies at a fee not expected to exceed $7,000 plus reasonable disbursements. In addition to solicitation of Proxies by use of the mail, D.F. King & Co., Inc. and directors, officers or employees of the Company may, without additional compensation, solicit Proxies personally, by telephone or by other appropriate means. The Company will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of the common stock of the Company in their names for others to send proxy materials and annual reports to and to obtain proxies from their principals, and the Company will reimburse them for the reasonable expenses incurred in doing so.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

    Voting rights are vested exclusively in holders of the Company's common stock, par value $.01 per share ("Common Stock"). As of the close of business on September 30, 1994, there were 24,215,674 shares (excluding 12,367 treasury shares) of Common Stock outstanding. Each share of Common Stock outstanding on such date (excluding treasury shares) is entitled to one vote on all matters. The presence of a majority of the outstanding shares of Common Stock, either represented in person or by proxy at the meeting, is necessary to constitute a quorum for purposes of conducting business at the Annual Meeting.

    Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal. To the Company's knowledge, no actions other than those described in this Proxy Statement will be presented at the meeting.

    The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of September 1, 1994 (except as otherwise indicated) by (i) each of the Company's directors, (ii) each of the Company's executive officers named in the Summary Compensation Table below, (iii) all current executive officers and directors of the Company as a group, and (iv) each person believed by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. Except as otherwise indicated below, the address of each such person is that of the Company, 26 Century Boulevard, Nashville, Tennessee 37229.

                                                                   NUMBER OF
                                                                   SHARES(1)     PERCENT
                                                                   ----------  -----------
J.P. Morgan & Co., Incorporated (2)                                 5,149,750         21.3%
  60 Wall Street
  New York, NY 20360
Pacific Financial Research (3)                                      2,381,200          9.8
  9601 Wilshire Boulevard, Suite 828
  Beverly Hills, CA 90210
Government of Singapore Investment                                  2,027,200          8.4
  Corporation Pte. Ltd. (4)
  250 North Bridge Road
  #33-00 Raffles City Tower
  Singapore 0617
Andrew G. Galef (5)                                                   689,704          2.8
Dewain K. Cross                                                             0          0
Charles H. Dean, Jr.                                                        0          0
Paul J. Kofmehl (6)                                                     1,000       *
A. Carl Kotchian                                                            0          0
Crocker Nevin (7)                                                      46,375       *
Frank Perna, Jr. (8)                                                  923,850          3.8
Kenneth A. Ruck                                                             0          0
Antonio Canova (9)                                                     14,100      *
C. Ore Davis (10)                                                     132,988      *
Brian R. Dundon (11)                                                  221,900      *
David P. Reiland (12)                                                 129,375      *
Executive Officers and Directors                                    2,302,712          9.5
  as a group, including those
  persons named above
  (19 persons) (13)

- - ---------
* Less than one percent
NOTES:
 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them.

 (2) As of December 31, 1993, according to public filings. In its public filings, J.P. Morgan & Co., Incorporated ("J.P. Morgan") states that some of these shares may be held by its subsidiaries; J.P. Morgan has sole investment power with respect to all these shares and sole voting power with respect to 3,816,450 of these shares; and the amount includes 306,250 shares that J.P. Morgan has a right to acquire.

 (3) As of February 11, 1994, according to public filings. According to its public filings, Pacific Financial Research is an investment advisor.

 (4) As of October 20, 1993, according to public filings. In its public filings, Government of Singapore Investment Corporation Pte. Ltd. ("Singapore
     Investment") states that it shares voting and dispositive power with respect to 1,482,900 shares with the Government of Singapore ("Singapore
     Government"), and shares voting and dispositive power with respect to 544,300 shares with the Monetary Authority of Singapore ("Singapore
     Monetary"). According to its public filings, Singapore Investment is an investment manager, Singapore Government is a government and Singapore
     Monetary is a central bank.

 (5) Includes 92,750 shares issuable upon exercise of options by Mr. Galef. Also includes 325,000 shares held by a limited partnership with respect to which Mr. Galef has sole voting and shared investment power, as to which Mr.
     Galef disclaims beneficial ownership. Also includes 5,000 shares held by Mr. Galef's spouse, as to which Mr. Galef disclaims beneficial ownership.

 (6) The shares shown for Mr.  Kofmehl are held by his  spouse, as to which  Mr.
     Kofmehl disclaims beneficial ownership.

 (7) Includes 46,375 shares issuable upon exercise of options by Mr. Nevin.

 (8) Includes  356,500 shares  issuable upon exercise  of options  by Mr. Perna.
     Also includes 199,725 shares held by a limited partnership with respect to which Mr. Perna has sole voting and shared investment power, as to which Mr. Perna disclaims beneficial ownership.

 (9) Includes 14,100 shares issuable upon exercise of options by Mr. Canova.

(10) Includes 91,250 shares issuable upon exercise of options by Mr. Davis. Also includes 41,738 shares held in a living trust, as to which Mr. Davis disclaims beneficial ownership.

(11) Includes 91,775 shares issuable upon exercise of options by Mr. Dundon.

(12) Includes  85,000 shares issuable  upon exercise of  options by Mr. Reiland.
     Also includes 39,735 shares held in a living trust, as to which Mr. Reiland disclaims beneficial ownership.

(13) Does not include  any director  nominee who  is not  currently a  director.
     Includes  899,095  shares issuable  upon exercise  of options  by executive officers and directors as  a group, and 8,259  shares held in the  MagneTek
     FlexCare  Plus Retirement Savings Plan (a 401(k) plan) as of June 30, 1994.
     Also includes, for certain executive officers and directors, shares held by spouses, as  to  which  such  executive  officers  and  directors  disclaim beneficial ownership, and shares held by limited partnerships or trusts, as
     to   which  such  executive  officers  and  directors  disclaim  beneficial ownership.

                                   DIRECTORS

    The following table sets forth certain pertinent information regarding the individuals who have been nominated by the Nominating Committee of the Board of Directors to serve as directors of the Company. All of the individuals listed are currently directors of the Company except Mr. Cross.

                     NAME                           AGE                      POSITION
- - ----------------------------------------------      ---      ----------------------------------------
Andrew G. Galef...............................          61   Chairman of the Board of Directors
                                                             and Chief Executive Officer
Dewain K. Cross...............................          57   Director
Charles H. Dean, Jr...........................          69   Director
Paul J. Kofmehl...............................          66   Director
A. Carl Kotchian..............................          80   Director
Crocker Nevin.................................          71   Director
Kenneth A. Ruck...............................          60   Director

    Mr. Galef has been the Chairman of the Board of Directors since July 1984 and Chief Executive Officer of the Company since September 1993. He also is the Chairman of the Nominating Committee. He has been President of The Spectrum Group, Inc. ("Spectrum"), a private investment and management firm, since its incorporation in California in 1978 and Chairman and Chief Executive Officer since 1987. Prior to the formation of Spectrum, Mr. Galef was engaged in providing professional interim management services to companies with serious operating and financial problems. Mr. Galef is presently a director of Warnaco, Inc., a diversified apparel manufacturer, and its parent, The Warnaco Group, Inc., and was formerly Chairman of Aviall, Inc., a company providing aircraft engine refurbishment and related products and services, and Exide Corporation, a manufacturer of automotive and industrial batteries. Mr. Galef was the Chairman of Gran Tree Corporation when, during the 1990 fiscal year, it filed a voluntary petition for reorganization under Federal bankruptcy law. Mr. Galef also serves as chairman or a director of other privately held Spectrum portfolio companies.

    Mr. Cross has been nominated by the Company's Nominating Committee of the Board of Directors to serve as a director of the Company. Mr. Cross joined Cooper Industries, Inc. in 1966 as Manager of Taxation and subsequently served as Director, Accounting and Taxation, Assistant Controller, and Treasurer. Mr. Cross was appointed Vice President, Finance of Cooper Industries in 1972 and was named Senior Vice President, Finance of Cooper Industries in 1980, which position he currently holds. Mr. Cross is a director of Wyman Gordon Co., a producer of metal components primarily used for aerospace applications. He also served for several years as a member of the Financial Council II of the Manufacturers' Alliance for Productivity and Innovation, and he is a member of the American Institute of Certified Public Accountants.

    Mr. Dean has been a Director of the Company since 1990. He is the Chairman of the Compensation Committee and a member of the Pension Committee. Mr. Dean was Chairman of the Board of the Tennessee Valley Authority ("TVA") from 1981 until 1988, and a member of the senior management of the TVA from 1988 until his retirement in May 1990. Prior to that time, he served as General Manager of the Knoxville Utilities Board from 1971 until 1981. From 1981 until 1990, he also served on the Board of Directors of the Electric Power Research Institute. Mr. Dean is currently a part-time associate with the Department of Nuclear Engineering at the University of Tennessee, and is a member of the National Society of Professional Engineers.

    Mr. Kofmehl has been a Director of the Company since 1990. He is Chairman of the International Operations and Pension Committees and a member of the Compensation Committee. Mr. Kofmehl held various positions with International Business Machines Corp. from 1955 until his retirement in 1988, most recently serving as IBM Vice President and Group Executive, Americas Group, and as a member of the IBM Corporate Management Board. During his career at IBM, Mr. Kofmehl had executive responsibilities for various international sectors, including Europe, Canada, Latin America, the Middle East and Africa. He is Chairman of Franklin Health Group, Ramsey, New Jersey, a company performing managed health care services.

    Mr. Kotchian has been a Director of the Company since January 1986. He is the Chairman of the Audit Committee and a member of the Nominating and Pension Committees. He retired as Vice Chairman of the Board of Directors of Lockheed Corporation in 1976. Since his retirement, Mr. Kotchian has served as a consultant to Aviall, Inc.; Daniel, Mann, Johnson & Mendenhall; and Consolidated Equities Corporation. Mr. Kotchian is also a director of Vard Newport.

    Mr. Nevin has been a Director of the Company since July 1984. He is a member of the Audit, Compensation and Nominating Committees. Mr. Nevin served as Chairman and Chief Executive Officer of CF&I Steel Co. from 1985 to 1993. CF&I Steel Co. filed a voluntary petition for reorganization under Federal bankruptcy law in November 1990. Mr. Nevin is also a director of the BOC Group PLC.

    Mr. Ruck has been a consultant to the Company since February 1994 and a Director of the Company since April 1994. He is a member of the Audit and International Operations Committees. From 1988 to 1992, Mr. Ruck was President and a director of P.E.A.C. Corp., a specialty retail company, and Chief Executive Officer, President and a director of EPE Technologies, Inc., a manufacturer of uninterruptible power supplies. From 1968 to 1987, Mr. Ruck served in various positions with Lear Siegler, Inc. ("LSI"), a diversified company, the most recent of which was LSI Vice President and Group Executive, Commercial Products Group. He currently serves as a consultant to and a director of Statordyne Corporation, a power protection manufacturing company, and as a director of P.E.A.C Corp.

    Directors serve for one year and thereafter until their successors are duly elected and qualified. Directors who are not employees of the Company receive
(i) an annual fee of $20,000, (ii) an annual fee of $3,000 for chairmanship of each committee, (iii) $1,500 for each Board meeting attended, and (iv) $750 for each committee meeting attended (applicable only to the chairman and members of a given committee). Officers serve at the discretion of the Board of Directors. Messrs. Galef and Perna do not receive any directors' fees. Directors may also receive stock appreciation rights pursuant to the 1991 Director Incentive Compensation Plan and the 1991 Discretionary Director Incentive Compensation Plan, as described below.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    MEETINGS. During fiscal year 1994(1), the Board of Directors met in regular or special session six times. The Audit Committee met six times, the Compensation Committee met three times, the Pension Committee met twice and the Nominating Committee met once. The International Operations Committee did not meet during fiscal year 1994. The number of meetings includes telephonic meetings and does not include actions taken by unanimous written consent of the members of the Board or the Committees. Each of the Company's directors who has been nominated for re-election attended 100% of the meetings of the Board of Directors and the committees of which he is a member.

    STANDING COMMITTEES. The Audit Committee monitors the Company's basic accounting policies and the adequacy of internal controls, reviews its internal audit and management reports and the reports of its independent auditors, and makes recommendations regarding the appointment of its independent auditors. The Compensation Committee reviews and approves the compensation of executive officers and of certain key employees and generally approves grants under the 1987 Stock Option Plan of MagneTek, Inc. and the 1989 Incentive Stock Compensation Plan of MagneTek, Inc. See "Executive Compensation" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation." The International Operations Committee monitors the Company's international operations and reviews and makes recommendations regarding potential foreign acquisitions and international financings. The Nominating Committee proposes nominees for election or reelection to the Board of Directors. Should a vacancy in the Board of Directors occur, the Nominating Committee will seek and nominate qualified individuals. The Nominating Committee will consider nominees for director whose names are timely submitted by holders of Common Stock in writing addressed to the Chairman of the Nominating Committee accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission. The Pension Committee evaluates and recommends to the Board of Directors revisions to Company health, welfare and retirement plans believed to be appropriate. The Pension Committee also selects and evaluates the performance of the Company's independent fund investment managers.

OTHER DIRECTOR COMPENSATION

    1991 DIRECTOR INCENTIVE COMPENSATION PLAN. The 1991 Director Incentive Compensation Plan of MagneTek, Inc. authorizes the grant of stock appreciation rights ("SARs") to the Company's directors. Under one part of the plan, Messrs. Galef, Kotchian and Nevin were granted SARs at base prices reflecting stock trading prices in 1990, when the Board of Directors initially determined to provide performance-based compensation to directors. These grants become effective and exercisable on specified dates if the grantee is serving as a director on such dates. Under this part of the plan, Mr. Galef received SARs with respect to 31,250 shares at a base price of $9.31 per share and 70,000 shares at a base price of $10.00 per share for fiscal 1992, 31,250 shares with a base price of $9.31 per share and 35,000 shares with a base price of $10.00 per share for fiscal 1993, 31,250 shares with a base price of $9.31 per share and 35,000 shares with a base price of $10.00 per share for fiscal 1994, and 31,250 shares with a base price of $9.31 per share for fiscal 1995. Also under this part of the plan, each of Messrs. Kotchian and Nevin received SARs with respect to 5,000 shares

- - ---------
(1) The Company uses a 52-53 week fiscal year which ends on the Sunday nearest June 30. Accordingly, the Company's 1994 fiscal year ended on July 3, 1994 and contained 53 weeks.

for fiscal 1992, 2,500 shares for fiscal 1993 and 2,500 shares for fiscal 1994, all at a base price of $10.00 per share. This part of the plan was amended during fiscal 1994 to add SAR grants to Mr. Kofmehl with respect to 11,500 shares for each of the fiscal years 1995 through 1998, all at a base price of $14.56 per share. The other part of the plan provides that each non-employee, non-officer director on the last day of any fiscal year ending between 1991 and 2000, inclusive, shall be granted SARs with respect to 4,000 shares with a base price of the fair market value of the shares at grant, 1,000 of which will vest at the end of each of the four following fiscal years, if such person remains a non-employee, non-officer director on such date. Under this provision of the plan, Messrs. Dean, Kofmehl, Kotchian, Nevin and Ruck were each granted SARs with respect to 4,000 shares for fiscal 1994. Certain significant transactions involving the Company or its stock will accelerate the granting and vesting of all SARs then scheduled to be granted or already granted but unvested. SARs expire ten years from the date of grant and are exercisable for cash only.

    1991 DISCRETIONARY DIRECTOR INCENTIVE COMPENSATION PLAN. The 1991 Discretionary Director Incentive Compensation Plan of MagneTek, Inc. authorizes the Compensation Committee to grant SARs to the Company's non-employee directors who are not members of the Committee. The Compensation Committee selects the non-employee directors to whom the SARs will be granted from time to time, determines the number of shares to be subject to such SARs and determines the terms and conditions of such SARs, including when they become exercisable. The base price of the shares of Common Stock subject to the SARs is also set by the committee but may not be less than the fair market value of such shares on the grant date. Certain significant transactions involving the company or its stock will accelerate the vesting of all SARs then outstanding. SARs expire ten years from the date of grant and are exercisable for cash only. In fiscal 1994, Mr. Galef received SARs with respect to 57,500 shares at a base price of $17.56 per share and 250,000 shares at a base price of $14.56 per share, and Mr. Ruck received SARs with respect to 46,000 shares at a base price of $14.56 per share.

                             EXECUTIVE COMPENSATION

COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three fiscal years ended July 3, 1994 of those persons who were, as of July 3, 1994, the Company's Chief Executive Officer, and the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Officers"):

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                                       -------------
                                                                                        SECURITIES
                    NAME AND                                    ANNUAL COMPENSATION     UNDERLYING
                   PRINCIPAL                        FISCAL     ----------------------  OPTIONS/SARS       ALL OTHER
                    POSITION                         YEAR        SALARY     BONUS(1)     (SHARES)      COMPENSATION(2)
- - ------------------------------------------------  -----------  ----------  ----------  -------------  -----------------
Andrew G. Galef (3)                                     1994   $        0  $        0      307,500        $       0
  Chairman of the Board of                              1993            0           0            0
  Directors and Chief                                   1992            0           0       50,000
  Executive Officer
Antonio Canova                                          1994      178,878      62,285       35,000                0
  Executive Vice President                              1993      126,720      39,291            0
                                                        1992      138,550      47,375       12,000
C. Ore Davis                                            1994      206,000      80,375       55,000            7,752
  Executive Vice President                              1993      198,000      58,287       25,000
                                                        1992      190,000      62,571       40,000
Brian R. Dundon                                         1994      255,500     206,250       60,000            9,447
  Executive Vice President                              1993      249,000      97,954       25,000
                                                        1992      240,000      75,873       40,000
David P. Reiland                                        1994      245,000      83,750       55,000            5,859
  Executive Vice President                              1993      240,000      61,650       25,000
  and Chief Financial Officer                           1992      230,000     100,000       45,000

- - ---------
NOTES:

(1) The amounts reflect bonuses for services rendered during the fiscal year indicated, which were paid in August of the subsequent fiscal year.

(2) Amounts reflect, for Messrs. Davis, Dundon and Reiland: $6,277, $7,993 and $4,414, respectively, reimbursed under the Senior Executive Medical Reimbursement Plan; and $1,475, $1,454 and $1,445, respectively, contributed by the Company to the MagneTek FlexCare Plus Retirement Savings Plan (a 401(k) plan) for the account of such person. Messrs. Galef and Canova are not covered in the foregoing plans.

(3) Mr. Galef receives no direct compensation from the Company. Mr. Galef's services as Chairman of the Board of Directors and Chief Executive Officer are provided to the Company in accordance with the provisions of a management agreement with The Spectrum Group, Inc. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Certain Transactions" below. Shares listed under Long-Term Compensation Awards for Mr. Galef reflect exclusively shares underlying stock appreciation rights (see "Other Director Compensation" above).

    OPTION GRANTS. Shown below is information regarding grants of stock options during the fiscal year ended July 3, 1994 to the Named Officers.

                                           INDIVIDUAL
                                             GRANTS      PERCENTAGE
                                          ------------   OF TOTAL                               POTENTIAL REALIZABLE
                                           NUMBER OF     OPTIONS/SARS                             VALUE AT ASSUMED
                                           SECURITIES     GRANTED                              ANNUAL RATES OF STOCK
                                           UNDERLYING       TO                                 PRICE APPRECIATION FOR
                                          OPTIONS/SARS   EMPLOYEES   EXERCISE OR                    OPTION TERM
                                           GRANTED(1)    IN FISCAL   BASE PRICE    EXPIRATION  ----------------------
                  NAME                      (SHARES)       YEAR       ($/SHARE)       DATE       5%($)       10%($)
- - ----------------------------------------  ------------   ---------   -----------   ----------  ----------  ----------
Andrew G. Galef (2)                          57,500            (2)     $   17.56    7/28/2003  $  634,995  $1,609,202
                                            250,000            (2)         14.56    4/28/2004   2,289,176   5,801,223
Antonio Canova                               10,000           1.1%         17.56    7/28/2003     110,433     279,861
                                             25,000           2.8          14.06   10/27/2003     221,056     560,200
C. Ore Davis                                 35,000           3.9          17.56    7/28/2003     386,519     979,514
                                             20,000           2.2          14.56    4/28/2004     183,134     464,097
Brian R. Dundon                              40,000           4.4          17.56    7/28/2003     441,736   1,119,445
                                             20,000           2.2          14.56    4/28/2004     183,134     464,097
David P. Reiland                             35,000           3.9          17.56    7/28/2003     386,519     979,514
                                             20,000           2.2          14.56    4/28/2004     183,134     464,097

- - ---------
NOTES:
(1) Options granted for fiscal 1994 were granted under the Company's 1989 Incentive Stock Compensation Plan and are exercisable with respect to 25% of the shares covered thereby on each anniversary of the grant date with full vesting occurring on the fourth anniversary date. Certain significant transactions involving the Company or its stock will make the options granted under this plan exercisable immediately and, should the Company's Common Stock cease to be publicly traded, option holders would be entitled to receive cash in lieu of exercising and selling the shares subject to their options.
(2) Reflects exclusively shares underlying stock appreciation rights (see "Other Director Compensation" above). The percentage of total SARs granted to employees is not calculated because no stock appreciation rights have been granted to employees.

    AGGREGATED OPTION  EXERCISES AND  YEAR-END OPTION  VALUES.   Shown below  is
information relating to the fiscal year-end value of unexercised options and stock appreciation rights for each of the Named Officers.

                         NUMBER OF SECURITIES
                              UNDERLYING
                              UNEXERCISED        VALUE OF UNEXERCISED
                            OPTIONS/SARS AT     IN-THE-MONEY OPTIONS/
                                FISCAL              SARS AT FISCAL
                               YEAR-END              YEAR-END(1)
                             (EXERCISABLE/          (EXERCISABLE/
         NAME               UNEXERCISABLE)          UNEXERCISABLE)
- - -----------------------  ---------------------  ----------------------
Andrew G. Galef (2)         351,500/363,750      $2,125,496/$162,891
Antonio Canova               3,100/41,000             781/1,500
C. Ore Davis                 63,750/96,250          54,844/16,406
Brian R. Dundon             60,525/103,750          147,364/29,063
David P. Reiland             56,250/98,750          50,938/16,875

- - ---------
NOTES:
(1) Calculated using closing price on June 30, 1994 of $14.375/share.
(2) Reflects shares underlying options and stock appreciation rights.

1989 INCENTIVE STOCK COMPENSATION PLAN

    GENERAL

    The Board of Directors has proposed that the stockholders approve a second Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc. (the "Plan"). See "Company Proposals -- Proposal 2." The following summary of the Plan describes it as proposed to be amended and restated.

    The Plan authorizes the issuance of Common Stock upon the exercise of stock options and stock appreciation rights, as restricted or unrestricted stock or at the end of the term of restricted stock rights to any executive, key employees of the Company and non-employee Directors who are not members of the Compensation Committee (except that non-employees may not be granted incentive stock options). The Compensation Committee generally approve grants under the Plan. Under the proposed amendment, the plan will provide that the maximum number of shares as to which options may be granted or other awards may be made under the plan shall not exceed the sum of (A) the 1,250,000 shares previously authorized and reserved for issuance under the plan; plus (B) annual amounts equal to 1.5% (one and one-half percent) of the total issued and outstanding Common Stock as of the last day of fiscal years 1991, 1992 and 1993; plus (C) annual amounts equal to 3% (three percent) of the total issued and outstanding Common Stock as of the last day of fiscal year 1994 and each full or partial fiscal year thereafter that the Plan is in effect. Under the current plan, the maximum number of shares as to which options may be granted or other awards may be made under the plan shall not exceed the sum of (A) the 1,250,000 shares previously authorized and reserved for issuance under the plan; plus (B) annual amounts equal to 1.5% of the total issued and outstanding Common Stock of the Company as of the last day of the fiscal year preceding each full or partial fiscal year in which the Plan is in effect. Any unused portion of the foregoing 1,250,000 shares or the foregoing percentage limit, together with any shares which become available due to the expiration or cancellation of options or similar events under the plan, is carried forward and available for grant in succeeding fiscal years. Under the proposed amendment, to ensure the future ability to issue Incentive Stock Options under the Plan, the maximum number of shares of stock which may be issued upon exercise of Incentive Stock Options under the Plan shall not exceed the 1,250,000 shares originally authorized and reserved for issuance under the Plan.

    Options may be either incentive stock options under the Code or non-qualified stock options. Options are exercisable for a maximum period of ten years at an exercise price of not less than the fair market value of the underlying stock on the date of grant (110% of such fair market value in the case of incentive stock options) awarded to individual owning more than 10% of the outstanding voting stock of the Company. The exercise price may be paid in cash or, with the consent of the Compensation Committee, with shares of Common Stock or by means of a full recourse promissory note bearing interest and payable on such terms as may be prescribed by the Compensation Committee. Each option becomes exercisable at such times and in such installments as prescribed by the Compensation Committee. Certain significant transactions involving the Company or its stock will make the options granted under this plan exercisable immediately. The stock options are non-transferable other than by will or by the laws of descent and distribution. From time to time, the Company will authorize the listing on the New York Stock Exchange of sufficient shares to be available upon the exercise of options or other awards under the Plan.

    As of July 27, 1994, only non-qualified stock options and restricted stock had been granted under the Plan. As of such date, options to purchase a total of 2,216,500 shares had been granted to employees of the Company and were outstanding. Of such options, (i) Mr. Canova received 47,000, (ii) Mr. Davis received 160,000, (iii) Mr. Dundon received 165,000, (iv) Mr. Reiland received 155,000, (v) all current executive officers as a group received 855,500, (vi) all current directors who are not executive officers, as a group, received 263,750, and (vii) all employees who are not executive officers, as a group, received 1,097,250. Such amounts exclude options that have been forfeited but includes options that have been exercised.

    Any amendments to the Plan to increase the number of shares of Common Stock which may be issued under the Plan (except for anti-dilution adjustments), to modify the eligibility requirements, to reduce the minimum option price for the shares or to extend the termination date of the Plan require the approval of the stockholders of the Company. In all other respects, the Plan can be amended, suspended or terminated by the Compensation Committee or the Board of Directors. No such amendment, suspension or termination

(including the adoption of the Plan) may, however, affect the rights or obligations of the holders of outstanding options, stock appreciation rights, restricted stock, restricted stock rights or performance units without the consent of such holders.

    FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief description of the federal income tax treatment which will generally apply to awards granted under the Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of awards will depend on the specific circumstances of the recipient. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an award or the disposition of any acquired shares under those laws. RECIPIENTS OF AWARDS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS WITH REGARD TO ALL CONSEQUENCES ARISING FROM THE AWARDS.

    NON-QUALIFIED STOCK OPTIONS. Holders of non-qualified options do not realize income as a result of the grant of the option, but normally recognize compensation income upon exercise of the option to the extent that the fair market value of the shares on the date of exercise of the option exceeds the aggregate option exercise price paid.

    INCENTIVE STOCK OPTIONS. Holders of incentive stock options will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares received upon exercise of the option, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of the shares take place after at least (i) two years from the date of grant of the option or (ii) one year from the date of transfer of the shares to the optionee. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the difference between the option exercise price and the fair market value of the shares on the date on which the option is exercised will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the option exercise price paid.

    Upon the exercise of an incentive stock option, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option exercise price will be a positive adjustment in the calculation of the optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to 26% of the individual's AMTI (reduced by certain exemption amounts) up to $175,000 and 28% of the AMTI (as so reduced) in excess of $175,000. If the shares so acquired are disposed of in the same year, there should be no "item of tax preference" arising from the option exercise.

    STOCK APPRECIATION RIGHTS. On the exercise of a stock appreciation right, the amount which the participant is paid, whether in cash or in shares of Common Stock (valued at their then fair market value), is generally taxable to the participant as ordinary income.

    RESTRICTED STOCK. A participant receiving an award of restricted stock will normally not recognize income until the forfeiture restrictions with respect to such stock expire or are removed, unless the participant makes an election under
Section 83(b) of the Code (an "83(b) Election") within 30 days after the receipt of the restricted shares. The amount of income recognized at that time will equal the then fair market value of the stock (less any amount paid by the holder for the stock) and will normally be characterized as ordinary income.

    If, however, the participant makes an 83(b) Election within 30 days of the receipt of the restricted shares, the participant will recognize ordinary income equal to the excess of the fair market value of the restricted stock received over the amount paid by the holder for the stock, determined without regard to forfeiture restrictions which will eventually expire. Gain or loss realized subsequently on the sale or other disposition of such stock will normally be taxable as capital gain or loss, respectively. If a holder of an option is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider"), the timing of income recognition (including the date used to compute the fair market value of stock) with respect to restricted stock may be deferred until the earlier of the following two dates (the "16(b) Date"): (i) six months after the date of grant or (ii) a disposition of the shares of Common Stock, unless the Insider makes a valid 83(b) Election.

    UNRESTRICTED STOCK. A participant receiving an award of unrestricted stock will normally recognize ordinary income equal to the then fair market value of the stock (less any amount paid by the holder for the stock).

    RESTRICTED STOCK RIGHTS. A participant receiving an award of restricted stock rights will normally recognize ordinary income at the time that Common Stock is issued to such participant at the end of the term of such restricted stock rights. The amount of income recognized will equal the then fair market value of such stock.

    PERFORMANCE UNITS. A participant receiving an award of performance units will normally recognize ordinary income upon receipt of cash or shares of Common Stock at the end of the performance period relating to such performance units. If the participant receives shares of Common Stock at the end of a performance period, the amount of income recognized will equal the then fair market value of such shares.

    TAX CONSEQUENCES TO THE COMPANY. As a general rule, the Company (or other employer corporation) will be entitled to a deduction in the amount of the ordinary income recognized by the participant in connection with the options, stock appreciation rights, restricted stock, restricted stock rights, unrestricted stock or performance units that may be awarded under the plan. The Company (or other employer corporation) will generally be required to withhold taxes on such income when recognized. Participants generally will not recognize ordinary income in connection with incentive stock options provided they satisfy the applicable post-exercise holding period; accordingly, the Company (or other employer corporation) will generally not be able to claim a deduction with respect to incentive stock options under the plan.

    In certain instances the Company may be denied a deduction for compensation (including compensation attributable to awards made under the Plan) to certain officers of the Company to the extent the compensation exceeds $1 million in a given year.

    The closing sale price for Common Stock on the New York Stock Exchange on September 30, 1994 was $13.13. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options or otherwise under the Plan will be used for general corporate purposes.

    MISCELLANEOUS TAX ISSUES. With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

    Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

    The terms of the agreements pursuant to which specific awards are made to employees under the Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

MAGNETEK FLEXCARE PLUS RETIREMENT PENSION PLAN

    The MagneTek FlexCare Plus Retirement Pension Plan (the "Retirement Plan") is a defined benefit retirement plan which covers employees of the Company (excluding employees of certain divisions and certain union employees). The Retirement Plan was established upon the merger of certain defined benefit retirement plans previously maintained by the Company. Although the Retirement Plan is a defined benefit plan, each non-union participating employee's accrued benefit is determined by the "cash balance" credited to the employee's retirement account. Such account is maintained for bookkeeping purposes only. "Contribution" amounts are credited to each employee's retirement account annually ranging from 3.5% to 4.5% of an employee's compensation up to the "integration level" and from 7% to 9% of compensation in excess of the "integration level" (as of January 1, 1994, compensation over $150,000 may not be considered). The actual percentage varies depending upon years of vesting service with the Company. The "integration level," which for calendar 1993 was $22,500, may vary annually. "Interest," based upon the rates payable on certain U.S. Treasury debt instruments, is also credited to the employee's bookkeeping account each year.

    Distributions are made in the event of retirement, death, disability or other termination of employment. Distributions are paid to vested participants in the form of a ten-year certain life annuity (unless a joint and survivor annuity is required or an alternative form of payment is elected) in a monthly amount equal to the balance of the employee's retirement account, divided by 120.

    The estimated annual benefits payable to Messrs. Davis, Dundon and Reiland under the Retirement Plan upon retirement at normal retirement age (in life only form) are approximately $39,983, $118,800 and $78,738, respectively (assuming continued compensation at the present amounts (subject to the $150,000 limit) until normal retirement age and continued crediting of interest at the current rate, and disregarding probable future cost-of-living increases to the limit on the amount of compensation that may be taken into account and to the Social Security wage base). Messrs. Galef and Canova do not participate in the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are no interlocks between the Company and other entities involving the Company's executive officers and directors and those of other entities.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers.

    GENERAL. The Company's compensation program for executive officers (except the Chief Executive Officer, discussed below) currently consists of annual base salary and bonus as well as awards of stock options. Salary and bonus payments are primarily designed to reward current and past performance. Stock options are awarded to provide incentives for superior long-term future performance as well as for retention of executive officers. All stock option awards are made under the 1987 Stock Option Plan or the 1989 Incentive Stock Compensation Plan, each of which was approved by the Company's stockholders. Stock option awards are directly linked to the stockholders' interests since the potential value of the awards to the executive officers is directly related to the future price of the Company's Common Stock.

    The Committee's decisions concerning the base salary and total cash compensation (base salary plus bonus) of individual executive officers during fiscal year 1994 were made primarily in the context of executive performance in light of the Company's circumstances, historical practice and the current competitive environment. The Compensation Committee considered compensation data from three principal sources: (i) data respecting manufacturing companies with sales comparable to the Company's ("Comparable Companies"), (ii) data compiled respecting firms the Company views as its most significant competitors and (iii) data respecting companies with sales comparable to the Company's extracted for the Committee's use by Hewitt Associates, an independent compensation consulting firm, from a broad-based survey. The Committee found that the executive officers' compensation levels were consistent with companies included in each of the foregoing samples.

    BONUSES. In determining the amount and form of executive officer compensation to be paid in fiscal year 1994, the Committee considered the extraordinary challenges and burdens engendered by the restructuring program, in addition to performance over the most recent fiscal year. Within this framework, for fiscal year 1994 bonuses the Committee adopted the following formula (which may vary from year to year) at the beginning of the fiscal year for each executive officer except Mr. Galef: (i) 25% of the individual bonus award for the executive officer is based upon achievement of Company-wide after-tax net income relative to the performance target developed by management and approved by the Board of Directors at the beginning of the fiscal year, (ii) 50% of the individual bonus award for the executive officer is based upon achievement of operating profit for specific business units within the individual executive officer's management responsibilities relative to the performance target developed by management and approved by the Board of Directors at the beginning of the fiscal year, (iii) 10% of the individual bonus award for the executive officer is based upon achievement of Company-wide inventory turnover relative to the performance target developed at the beginning of the fiscal year and (iv) 15% of the individual bonus award for the executive officer is based upon achievement of individual business objectives and performance targets for each executive officer developed at the beginning of the fiscal year. Due to the impact of the restructuring and to the Company's performance during fiscal 1994, the participating executive officers generally did not achieve the individual bonus awards based upon Company-wide performance, specific business unit performance or inventory turnover. However, each of the participating executive officers achieved the individual bonus award based upon individual achievement and performance targets. A discretionary bonus was also awarded to the executive officers based upon the Committee's qualitative judgment as to each individual executive officer's performance in light of the significantly increased managerial duties performed by these officers as a result of corporate downsizing and the restructuring program.

    CHIEF EXECUTIVE OFFICER. Mr. Galef's services as Chairman of the Board of Directors and Chief Executive Officer are provided to the Company in accordance with the provisions of a new management agreement with The Spectrum Group, Inc. ("Spectrum"), effective as of July 1, 1994 (the "Spectrum Agreement"). Under this agreement, Spectrum provides management services to the Company at a current annual fee as of the end of fiscal 1994 of approximately $732,000 plus out-of-pocket expenses. In addition, Spectrum or its designee is paid an annual management bonus in an amount to be determined by, and within the discretion of, the Compensation Committee. Pursuant to this provision, Mr. Galef was paid a $177,500 bonus for services rendered during fiscal 1994. Such payment also reflects the Committee's evaluation of Mr. Galef's personal strengths and past performance. In prior years, a similar agreement was in effect, pursuant to which Spectrum received $684,000 and $710,000, respectively, for fiscal 1993 and fiscal 1992. The prior agreement provided for Spectrum or its designee to be paid an annual management bonus equal to 50% of the highest bonus paid to any participant in the Company's bonus plan. Pursuant to this provision, Mr. Galef was paid $161,000 and $150,000, respectively, for services rendered during fiscal 1993 and fiscal 1992. Mr. Galef, Chairman, President, Chief Executive Officer and owner of Spectrum, has provided strategic management services to a variety of companies for more than 20 years. The Board of Directors of the Company considers the management services provided by Spectrum important to achieving its strategy.

    STOCK OPTIONS. The Committee awarded a total of 389,000 non-qualified stock options to the executive officers during the Company's 1994 fiscal year under the 1989 Incentive Stock Compensation Plan. In awarding these non-qualified stock options, the Committee reviewed the number of shares previously granted to each executive officer, as well as the aggregate awards granted to all executive officers and associates of the Company, in light of a recent study prepared for the Company by Hewitt Associates. The size of the individual awards is determined with input from management and is designed to maintain competitiveness and promote long-term productivity from the executive officers. For a discussion of stock appreciation rights awarded to Mr. Galef in his capacity as a Director, see "Other Director Compensation."

    TAX DEDUCTIBILITY CONSIDERATIONS. The Committee has reviewed the Company's compensation plans with regard to the deduction limitation under the Omnibus Budget Reconciliation Act of 1993. This Act disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Officers, unless compensation is performance-based. The Committee has determined that no portion of anticipated compensation payable to any executive officer in 1994 would be non-deductible. The Committee will continue to address this issue when formulating compensation arrangements for executive officers, but believes that the deductibility of officer compensation in excess of the $1 million threshold is not likely to be an issue for the Company to address in the foreseeable future.

    The foregoing report on executive compensation is provided by the following directors who comprise the Compensation Committee of the Board of Directors:

       Charles H. Dean, Jr. (Chairman)
       Paul J. Kofmehl
       Crocker Nevin

PERFORMANCE GRAPH

    Shown below is a line graph comparing the cumulative total return to stockholders of the Company's Common Stock, the Standard & Poors 500 Index ("S&P 500"), the Standard & Poors Electrical Equipment Index ("S&P Electrical") and the Dow Jones Electrical Components & Equipment Index ("Dow Jones Electrical") from June 30, 1989 to June 30, 1994. The Company believes that the S&P Electrical Index is comprised of companies which are more comparable to the Company than those comprising the Dow Jones Electrical Index, and will therefore use the S&P Electrical Index rather than the Dow Jones Electrical Index for comparison purposes in the future.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
     AMONG MAGNETEK INC., S&P 500, S&P ELECTRICAL AND DOW JONES ELECTRICAL

                         JUNE 30, 1989 - JUNE 30, 1994

                                    [CHART]


                           6/30/89    6/30/90    6/30/91    6/30/92    6/30/93    6/30/94
                          ---------  ---------  ---------  ---------  ---------  ---------
MagneTek, Inc...........  $  100.00  $  110.00  $  135.00  $  146.25  $  190.00  $  145.00
S&P 500.................     100.00     116.39     124.99     141.69     160.92     163.22
S&P Electrical..........     100.00     132.50     143.43     150.55     184.89     183.42

Dow Jones Electrical....     100.00     123.39     130.26     129.00     147.95     145.11

- - ---------
* Assuming $100 invested in MagneTek, Inc. Common Stock and each index on June 30, 1989, and reinvestment of all dividends.

                              CERTAIN TRANSACTIONS

    Effective as of July 1, 1994, the Company entered into a new management agreement (the "Spectrum Agreement") with The Spectrum Group, Inc. ("Spectrum") wherein Spectrum provides management services to the Company at a current annual fee as of the end of fiscal 1994 of approximately $732,000 plus out-of-pocket expenses. Fees paid to Spectrum by the Company during fiscal 1994 for management services totaled $678,000, and total fees and expenses aggregated approximately $714,000. The Spectrum Agreement provides for Spectrum or its designee to be paid an annual management bonus in an amount to be determined by, and within the discretion of, the Compensation Committee of the Board of Directors. Pursuant to this provision, Mr. Galef was paid $177,500 for services rendered during fiscal 1994. Mr. Galef, Chairman, President, Chief Executive Officer and owner of Spectrum, has provided strategic management services to a variety of companies for more than 20 years. The Board of Directors of the Company considers the management services provided by Spectrum important to achieving its present strategy.

    Mr. Ruck, who is a Director of the Company, serves as a consultant to the Company on various aspects of the Company's business and strategic issues. Mr. Ruck is paid $1,500 per day, plus expenses, for his services. Fees paid to Mr. Ruck by the Company during fiscal 1994 for his services totaled $145,500, and total fees and expenses aggregated approximately $171,019.

    In fiscal 1994 the Company paid $359,000 of remaining maintenance fees associated with an aircraft which it sold in the prior fiscal year. The aircraft was owned jointly with Spectrum until May 1993. Since the sale of the aircraft, the Company has used a different aircraft owned by a corporation owned by Mr. Galef. The Company paid $914,000 in fiscal 1994 for the use of such aircraft. The Company believes that the fees paid were equivalent to those that would be paid in an arm's-length transaction.

    The Company invested approximately $1.63 million in Spectrum Portfolio Partners, a California general partnership ("SPP") consisting of Mr. Galef, Mr. Perna, Spectrum, the Company and two other investors. Mr. Galef is the managing general partner of SPP. The partners other than the Company contributed, in the aggregate, approximately $1.73 million. SPP owns a $3.4 million limited partnership interest in a Delaware limited partnership which invests in business enterprises and other assets in Latin America and the Caribbean. During fiscal 1994 the Company caused the foregoing limited partnership to repurchase its interest at net asset value. The Company received proceeds of $3.9 million and recorded a $2.2 million profit on the investment.

                               COMPANY PROPOSALS

    The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Nominating Committee of the Board of Directors of the Company has nominated and recommends for election as directors the following seven persons to serve for the ensuing year until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified:

       Andrew G. Galef
       Dewain K. Cross
       Charles H. Dean, Jr.
       Paul J. Kofmehl
       A. Carl Kotchian
       Crocker Nevin
       Kenneth A. Ruck

    All of the nominees are presently directors of the Company except Mr. Cross. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority in the Proxy will be exercised to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed Proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors unless otherwise indicated. Shares may not be voted cumulatively for election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

                                   PROPOSAL 2
                    ADOPTION OF SECOND AMENDED AND RESTATED
                     1989 INCENTIVE STOCK COMPENSATION PLAN

    Under the existing terms of the 1989 Incentive Stock Compensation Plan (the "Plan"), the Plan provides that the maximum number of shares as to which options may be granted or other awards may be made under the Plan shall not exceed the sum of (A) the 1,250,000 shares previously authorized and reserved for issuance under the Plan; plus (B) annual amounts equal to 1.5% of the total issued and outstanding Common Stock of the Company as of the last day of the fiscal year preceding each full or partial fiscal year in which the Plan is in effect, beginning with fiscal 1991. The Board of Directors has approved an amendment which would provide that the maximum number of shares as to which options may be granted or other awards may be made under the Plan shall not exceed the sum of
(A) the 1,250,000 shares previously authorized and reserved for issuance under the Plan; plus (B) annual amounts equal to 1.5% (one and one-half percent) of the total issued and outstanding Common Stock as of the last day of fiscal years 1991, 1992 and 1993; plus (C) annual amounts equal to 3% (three percent) of the total issued and outstanding Common Stock as of the last day of fiscal year 1994 and each full or partial fiscal year thereafter that the Plan is in effect. Management believes that adoption of the amendment will increase the Company's ability to attract and retain qualified executive officers and employees. In addition, the proposed amendment would provide that the maximum number of shares of stock which may be issued upon exercise of incentive stock options under the Plan shall not exceed 1,250,000, a technical amendment to permit the award of incentive stock options under the Plan in the future. To date, no incentive stock options have been issued under the Plan. The revised Plan will also contain certain other technical revisions. A copy of the revised Plan is included as Appendix A to this Proxy Statement. Approval of this proposal will require the affirmative vote of the holders of a majority of the Company's shares voted at the Annual Meeting either in person or by proxy.

    THE  BOARD OF DIRECTORS RECOMMENDS THAT  STOCKHOLDERS VOTE "FOR" APPROVAL OF
THE  ADOPTION  OF  THE  SECOND   AMENDED  AND  RESTATED  1989  INCENTIVE   STOCK
COMPENSATION PLAN.

                                   PROPOSAL 3
             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young to audit the Company's financial statements for the fiscal year ending July 2, 1995. In accordance with the resolution of the Board of Directors, this selection is being presented to stockholders for ratification at this meeting. The Company has been advised that neither Ernst & Young nor any of its partners holds any direct or indirect financial interest in the securities of the Company or its subsidiaries, nor have they had any connection with the Company or its subsidiaries during the past three years except as auditors. Representatives of Ernst & Young are expected to be present at the Annual Meeting. At that time they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Approval of this proposal will require the affirmative vote of the holders of a majority of the Company's shares voted at the Annual Meeting either in person or by proxy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

    No proposals have been submitted by stockholders for consideration at the Annual Meeting. Any proposal relating to a proper subject which an eligible stockholder of the Company may intend to present for action at the 1995 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company not later than July 30, 1995, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company anticipates that next year's annual meeting will take place on October 25, 1995.

                                 OTHER MATTERS

    The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Annual Report of the Company for the 1994 fiscal year is being mailed to stockholders together with this Proxy Statement.

    THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED JULY 3, 1994 WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          Samuel A. Miley
                                          Vice President, General Counsel and
                                          Secretary

Nashville, Tennessee
October 28, 1994

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                     1989 INCENTIVE STOCK COMPENSATION PLAN
                                       OF
                                 MAGNETEK, INC.

    MAGNETEK, INC., a corporation organized under the laws of the State of Delaware hereby adopts this 1989 Incentive Stock Compensation Plan of MagneTek, Inc. The purposes of this Plan are as follows:

        (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its executive and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

        (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under awards of restricted and unrestricted stock, performance units, stock appreciation rights, restricted stock rights and options, including options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE I
                     DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.1  RULES OF CONSTRUCTION

    As used herein, the masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 1.2  DEFINITIONS

    As used herein:

    BOARD shall mean the Board of Directors of the Company.

    CODE shall mean the Internal Revenue Code of 1986, as amended.

    COMMITTEE shall mean the Compensation Committee of the Board, appointed as provided in Section 11.1.

    COMPANY shall mean MagneTek, Inc. In addition, COMPANY shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options, outstanding under the Plan, in a transaction to which
Section 424(a) of the Code applies.

    DIRECTOR shall mean a member of the Board.

    EMPLOYEE shall mean any employee (as defined in accordance with the Regulations then applicable under Section 3401(c) of the Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

    EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

    FAIR MARKET VALUE of a share of the Company's stock on a given determination date shall be: (i) the mean between the highest and lowest sales prices of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such determination date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as such prices are quoted in THE WALL STREET JOURNAL; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the mean between the highest and lowest sales prices (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such determination date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on such determination date, as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

    INCENTIVE STOCK OPTION shall mean an Option which qualifies under Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

    NON-QUALIFIED OPTION shall mean an Option other than an Incentive Stock Option.

    OFFICER shall mean an officer of the Company, any Parent Corporation or any Subsidiary.

    OPTION shall mean an option to purchase capital stock of the Company, granted under the Plan. OPTIONS includes both Incentive Stock Options and Non-Qualified Options.

    OPTIONEE shall mean an Employee to whom an Option is granted under the Plan.

    PARENT CORPORATION shall mean any corporation that is a "parent" of the Company within the meaning of Rule 405 under the Securities Act; provided, that with respect to the provisions of the Plan relating to Incentive Stock Options, such term shall have the meaning ascribed to it in the applicable provisions of the Code and the Regulations promulgated thereunder.

    PARTICIPANT shall mean an Employee or Director who shall have been granted an Option, a Stock Appreciation Right, Restricted Stock, a Stock Award or a Performance Unit under the Plan.

    PERFORMANCE PERIOD shall mean a period of time determined by the Committee over which the performance goals associated with a Performance Unit are to be achieved.

    PLAN shall mean  this 1989  Incentive Stock Compensation  Plan of  MagneTek,
Inc.

    RESTRICTED PERIOD shall mean the period of time for which Restricted Stock or a Restricted Stock Right is subject to forfeiture or other Restrictions pursuant to the Plan.

    RESTRICTED STOCK shall mean capital stock of the Company issued pursuant to Articles VII and VIII of the Plan.

    RESTRICTED STOCKHOLDER shall mean a person to whom Restricted Stock has been issued under the Plan.

    RESTRICTED STOCK RIGHT shall mean a right to be issued shares of the Company's capital stock, granted pursuant to Articles VII and VIII of the Plan.

    RESTRICTIONS shall mean the restrictions on Restricted Stock or Restricted Stock Rights imposed by the Committee by the terms of an individual Restricted Stock Agreement or Restricted Stock Right Agreement and shall include the requirement that such Restricted Stock or Restricted Stock Rights be forfeited back to, or subject to mandatory repurchase by, the Company upon a Termination of Employment for the reasons specified in such Restricted Stock Agreement or Restricted Stock Right Agreement.

    SECRETARY shall mean the Secretary of the Company.

    SECURITIES ACT shall mean the Securities Act of 1933, as amended.

    SUB-COMMITTEE shall mean any Sub-Committee, comprised of one or more individuals, of the Committee appointed as provided in Section 11.1.

    STOCK APPRECIATION RIGHT shall mean a stock appreciation right granted under the Plan.

    STOCK AWARD shall mean an award of capital stock of the Company pursuant  to
Article IX of the Plan.

    SUBSIDIARY shall mean any corporation of which the Company has "control" within the meaning of Rule 405 under the Securities Act; provided, that with respect to the provisions of the Plan relating to Incentive Stock Options, such term shall have the meaning ascribed to it in the applicable provisions of the Code and the Regulations promulgated thereunder.

    TERMINATION OF EMPLOYMENT shall mean the time when the employee-employer relationship between the Participant and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary and, except with respect to Incentive Stock Options, terminations where immediately thereafter the former Employee is a Director. In the case of a Director who is not an Employee, Termination of Employment shall mean the time when the Director ceases to be a Director for any reason, including, but not by way of limitation, a cessation by resignation, discharge, death or retirement, but excluding cessations where there is a simultaneous or prior and continuing employment of the former Director by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; PROVIDED, HOWEVER, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable Regulations under said Section.

                                   ARTICLE II
                             SHARES SUBJECT TO PLAN

SECTION 2.1  SHARES SUBJECT TO PLAN

    The shares of stock subject to Options shall be shares of the Company's $.01 par value Common Stock. The aggregate number of such shares which may be issued upon exercise of Options and Stock Appreciation Rights or as Restricted Stock or Stock Awards or at the end of the term of Restricted Stock Rights shall not exceed the sum of (i) the 1,250,000 shares originally authorized and reserved for issuance under the Plan; plus (ii) annual amounts equal to 1.5% (one and one-half percent) of the total issued and outstanding Common Stock as of the last day of fiscal years 1991, 1992 and 1993; plus (iii) annual amounts equal to 3% (three percent) of the total issued and outstanding Common Stock as of the last day of fiscal year 1994 and each full or partial fiscal year thereafter that the Plan is in effect. Any unused portion of the respective foregoing percentage limits in any fiscal year, together with any shares which remain available under clause (i) or become available under Sections 2.2, 2.3, 2.4, or
2.5 hereof, shall be carried forward and available for grant in succeeding fiscal years. Notwithstanding the foregoing, the maximum number of shares of stock which may be issued upon exercise of Incentive Stock Options under the Plan shall not exceed the 1,250,000 shares originally authorized and reserved for issuance under the Plan.

SECTION 2.2  UNEXERCISED OPTIONS

    If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned or issued upon exercise of Stock Appreciation Rights or as Restricted Stock or Stock Awards or issued at the end of the term of Restricted Stock Rights hereunder, subject to the limitations of Section 2.1.

SECTION 2.3  EXERCISED STOCK APPRECIATION RIGHTS

    To the extent that a Stock Appreciation Right shall have been exercised, the number of shares subject to any related Option, or portion thereof, may again be optioned hereunder, subject to the limitations of Section 2.1.

SECTION 2.4  FORFEITED RESTRICTED STOCK

    Any shares of Restricted Stock forfeited to the Company pursuant to Restrictions may again be optioned or issued upon exercise of Stock Appreciation Rights or as Restricted Stock or Stock Awards or issued at the end of the term of Restricted Stock Rights hereunder, subject to the limitations of Section 2.1.

SECTION 2.5  FORFEITED RESTRICTED STOCK RIGHTS

    Any shares of the Company's capital stock relating to Restricted Stock Rights forfeited to the Company pursuant to Restrictions may again be optioned or issued upon exercise Stock Appreciation Rights or as Restricted Stock or Stock Awards or issued at the end of the term of Restricted Stock Rights hereunder, subject to the limitations of Section 2.1.

SECTION 2.6  CHANGES IN COMPANY'S SHARES

    In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares to which Options, Stock Appreciation Rights, Restricted Stock, Stock Awards and Restricted Stock Rights thereafter to be granted or issued under this Plan shall relate, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options, as Restricted Stock or Stock Awards or at the end of the term of Restricted Stock Rights.

                                  ARTICLE III
                                GRANT OF OPTIONS

SECTION 3.1  ELIGIBILITY

    Any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary and any Director of the Company shall be eligible to be granted Options, except as provided in Section
3.2 and 11.1(a).

SECTION 3.2  QUALIFICATION OF INCENTIVE STOCK OPTIONS

    No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code.

SECTION 3.3  GRANTING OF OPTIONS

    (a) The Committee shall from time to time, in its absolute discretion:

        (i) Determine which Employees are executive or other key Employees and select from among the executive or other key Employees or Directors (including those to whom Options, Stock Appreciation Rights and/or
    Restricted Stock Rights have been previously granted and/or Restricted Stock, Stock Awards and/or Performance Units have previously been issued under the Plan) such of them as in its opinion should be granted Options; and

        (ii) Determine the number of shares to be subject to such Options granted to such selected executive or other key Employees or Directors, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

       (iii) Determine the terms and conditions of such Options, consistent with the Plan.

    (b) Upon the selection of an executive or other key Employee or Director to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the Optionee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, Option period or any other term or condition of the surrendered Option.

                                   ARTICLE IV
                                TERMS OF OPTIONS

SECTION 4.1  OPTION AGREEMENT

    Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

SECTION 4.2  OPTION PRICE

    The price of the shares subject to each Option shall be set by the Committee; PROVIDED, HOWEVER, that (i) the price per share for Non-Qualified Options shall be not less than 100% of the Fair Market Value of such shares determined as of the date such Option is granted; (ii) the price per share for Incentive Stock Options other than those described in clause (iii) shall be not less than 100% of the Fair Market Value of such shares determined as of the date such Option is granted; and (iii) in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the Fair Market Value of such shares determined as of the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation.

SECTION 4.3  COMMENCEMENT OF EXERCISABILITY

    (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

    (b) Subject to the provisions of Sections 4.3(a), 4.3(c) and 12.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each Stock Option Agreement; PROVIDED, HOWEVER, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(c) and 12.3, accelerate the time at which such Option or any portion thereof may be exercised.

    (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

    (d) To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) exceeds $100,000, such options shall be treated as Non-Qualified Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 4.3(d), the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

SECTION 4.4  EXPIRATION OF OPTIONS

    (a) No Option may be exercised to any extent by anyone after the first to occur of the following events:

        (i) The expiration of ten years from the date the Option was granted; or

        (ii) In the case of an Incentive Stock Option granted to an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

       (iii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

        (iv) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

        (v) The expiration of one year from the date of the Optionee's death.

    (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each Stock Option Agreement, when such Option expires and becomes unexercisable. Notwithstanding the foregoing, the Committee may provide in the terms of Stock Option Agreements that Options expire immediately upon a Termination of Employment for any reason.

SECTION 4.5  CONSIDERATION

    In consideration of the granting of the Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company, a Parent Corporation or a Subsidiary for a period of at least one year after the Option is granted, or in the case of an Optionee who is a non-employee Director, to remain a Director for such period. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or to remain a Director or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.6  ADJUSTMENTS IN OUTSTANDING OPTIONS

    In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; PROVIDED, HOWEVER, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of
Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7  MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

    (a) The Committee shall provide by the terms of each Option that, upon or in connection with the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 40% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company:

        (i) If so provided in the relevant agreement relating to a merger, consolidation, acquisition of assets, liquidation or dissolution, such Option shall be either assumed or replaced by a substitute option, as applicable, issued by the successor or Parent Corporation resulting from such transaction, without any further action on the part of the Committee or the Optionee.

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
        (ii) If no provision is made as set forth in (i), or in the event of an acquisition of 40% or more of the Company's then outstanding voting stock, such Option shall become fully exercisable for a minimum of 30 days prior to such event.

       (iii) The foregoing provisions shall have no application to a merger in which (A) the Company is the surviving corporation, (B) no person or group acquires 40% or more of the Company's outstanding voting stock and (C) the shares of the Company's Common Stock outstanding prior to the merger remain outstanding thereafter.

    (b) The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with (i) any acceleration of exercisability pursuant to subsection (a)(ii), including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction, and (ii) determinations regarding whether provisions for assumption or substitution have been made as defined in subsection (a)(i).

                                   ARTICLE V
                              EXERCISE OF OPTIONS

SECTION 5.1  PERSON ELIGIBLE TO EXERCISE

    During the lifetime of Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2  PARTIAL EXERCISE; NO FRACTIONAL SHARES

    The Committee may, by the terms of a Stock Option Agreement, require any partial exercise to be with respect to a specified minimum number of shares. The Company shall not be required to issue fractional shares upon the exercise of Options.

SECTION 5.3  MANNER OF EXERCISE

    An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section
4.4 or Section 4.7:

        (a) Notice in writing by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

        (b) Full payment:

           (i) By delivery of cash or a check for the shares with respect to which such Option or portion is thereby exercised; or

           (ii) To the extent provided by the terms of the Option or otherwise with the consent of the Committee, by delivery to the Company of shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company by the Optionee or other person then entitled to exercise the Option or portion thereof, with Fair Market Value determined as of the date of delivery equal to the aggregate Option price of the shares with respect to such Option or portion is thereby exercised; or

          (iii) To the extent provided by the terms of the Option or otherwise with the consent of the Committee, by retention by the Company of shares of the Company's Common Stock to be issued with a Fair Market Value determined as of the date of issuance equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

           (iv) By means of any combination of the consideration provided in the foregoing subsections (i), (ii) or (iii); and

        (c) On or prior to the date the same is required to be withheld:

           (i) Full payment (in cash or by check) of any amount that must be withheld by the Company, any Parent Corporation or any Subsidiary for federal, state and/or local tax purposes in connection with the exercise of the Option; or

           (ii) To the extent provided by the terms of the Option or otherwise with the consent of the Committee, full payment by delivery to the Company of shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company by the Optionee or other person then entitled to exercise the Option or portion thereof, with a Fair Market Value determined as of the date of delivery equal to the amount that must be withheld by the Company, any Parent Corporation or any Subsidiary for federal, state and/or local tax purposes in connection with the exercise of the Option; or

          (iii) To the extent provided by the terms of the Option or otherwise with the consent of the Committee, full payment by retention by the Company of shares of the Company's Common Stock to be issued with a Fair Market Value determined as of the date of issuance equal to the amount that must be withheld by the Company, any Parent Corporation or any Subsidiary for federal, state and/or local tax purposes in connection with the exercise of the Option; or

           (iv) Any combination of payments provided for in the foregoing subsections (i), (ii) or (iii);

    PROVIDED, HOWEVER, that if the Optionee is an Officer or Director of the Company required to file reporting forms pursuant to Section 16 of the Exchange Act, then if and to the extent required by Rule 16b-3 thereunder, an election to make full payment by the means described in Section 5(b)(iii) or Section 5(c)(iii) shall be subject to the discretion of, and may be rejected by, the Committee, and shall be made more than six months after the grant of the Option and either (x) made and the Option exercised only during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date or (y) irrevocably made more than six months prior to the exercise of the Option in the case of Section 5(b)(iii) and more than six months prior to the date the amount of tax to be withheld is determined in the case of Section and 5(c)(iii); and

        (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on shares certificates and issuing stop-transfer orders to transfer agents and registrars; and

        (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4  CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

    The shares of stock issuable and deliverable upon the exercise of any Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

        (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

        (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

        (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

        (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 5.5  RIGHTS AS SHAREHOLDERS

    The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.6  TRANSFER RESTRICTIONS

    The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VI
                           STOCK APPRECIATION RIGHTS

SECTION 6.1  ELIGIBILITY

    Any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary and any Director of the Company (except as provided in Section 11.1) shall be eligible to be issued Stock Appreciation Rights.

SECTION 6.2  GRANTING OF STOCK APPRECIATION RIGHTS

    (a) The Committee shall from time to time, in its absolute discretion:

        (i) Determine which Employees are executive or key Employees and select from among the executive or key Employees or Directors (including those to whom Options, Stock Appreciation Rights and/or Restricted Stock Rights have been previously granted and/or Restricted Stock, Stock Awards and/or Performance Units have been previously issued) such of them as in its opinion should be granted Stock Appreciation Rights; and

        (ii) Determine the amount of Stock Appreciation Rights to be granted to such selected executive or key Employees or Directors; and

       (iii) Determine the terms and conditions applicable to such Stock Appreciation Rights, consistent with the Plan.

    (b) Stock Appreciation Rights may be granted (i) in connection and simultaneously with the grant of Options, (ii) with respect to previously granted Options or (iii) not in connection with Options.

SECTION 6.3  TERMS AND CONDITIONS

    A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

        (a) A Stock Appreciation Right granted in connection with a particular Option shall be exercisable only to the extent the related Option is exercisable.

        (b) A Stock Appreciation Right granted in connection with a particular Option shall be granted to the Optionee to the maximum extent of 100% of the number of shares subject to the Option.

        (c) A Stock Appreciation Right granted in connection with a particular Option shall entitle the Optionee (or other person entitled to exercise the Option pursuant to Section 5.1) to surrender unexercised a portion of the Option to which the Stock Appreciation Right relates to the Company and to receive from the Company in exchange therefor an amount, payable in cash or, in the discretion of the Committee, shares of the Company's Common Stock, determined by multiplying the lesser of (i) the difference obtained by subtracting the Option exercise price per share of the Company's Common Stock subject to the related Option from the Fair Market Value of a share of the Company's Common Stock determined as of the date of exercise of the Stock Appreciation Right or (ii) two times the Option exercise price per share of the Company's Common Stock subject to the related Option, by the number of shares of stock subject to the related Option with respect to which the Stock Appreciation Right shall have been exercised.

        (d) A Stock Appreciation Right not granted in connection with a simultaneously or previously granted Option shall entitle the Participant to receive from the Company an amount, payable in cash or, in the discretion of the Committee, shares of the Company's Common Stock, measured by reference to the increase, if any, in the Fair Market Value of the Company's Common Stock determined over the period from the date the Stock Appreciation Right was granted through and including the date the Stock Appreciation Right is exercised.

SECTION 6.4  EXERCISE OF STOCK APPRECIATION RIGHTS

    (a) No Stock Appreciation Right granted in connection with a particular Option shall be exercisable during the first six months after grant.

    (b) A Stock Appreciation Right may only be exercised during the period beginning on the third business day following the date of the release of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

                                  ARTICLE VII
            ISSUANCE OF RESTRICTED STOCK AND RESTRICTED STOCK RIGHTS

SECTION 7.1  ELIGIBILITY

    Any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary and any Director of the Company (except as provided in Section 11.1) shall be eligible to be issued Restricted Stock and Restricted Stock Rights.

SECTION 7.2  ISSUANCE OF RESTRICTED STOCK AND RESTRICTED STOCK RIGHTS

    (a) The Committee shall from time to time, in its absolute discretion:

        (i) Determine which Employees are executive or key Employees and select from among the executive and key Employees or Directors (including those to whom Options, Stock Appreciation Rights and/or Restricted Stock Rights have been previously granted and/or Restricted Stock, Stock Awards and/or Performance Units have been previously issued) such of them as in its opinion should be issued Restricted Stock and/or granted Restricted Stock Rights; and

        (ii) Determine the number of shares of Restricted Stock to be issued and the amount of Restricted Stock Rights to be granted to such selected executive or key Employees or Directors; and

       (iii) Determine the terms, conditions and Restrictions applicable to such Restricted Stock and Restricted Stock Rights, consistent with the Plan.

    (b) Shares Of the Company's capital stock issued as Restricted Stock may be either previously authorized but unissued shares or issued shares which have been acquired by the Company. The Committee shall establish the price to be paid by a Restricted Stockholder for the issuance of Restricted Stock, which price shall not be less than the minimum consideration required by applicable law.

    (c) Shares of the Company's capital stock to be issued at the end of the term of a Restricted Stock Right may be either previously authorized but unissued shares or issued shares which have been acquired by the Company. The Committee shall establish the consideration to be furnished by the Participant in exchange for the grant of Restricted Stock Rights and the issuance of shares of the Company's capital stock pursuant thereto, which consideration may include services to be rendered to the Company prior to the issuance of such shares.

    (d) Upon the selection of an executive or key Employee or other eligible person to be issued Restricted Stock or granted Restricted Stock Rights, the Committee shall instruct the Secretary to issue such Restricted Stock or grant such Restricted Stock Rights and may impose such conditions on the issuance of such Restricted Stock or grant of such Restricted Stock Rights as it deems appropriate.

                                  ARTICLE VIII
             TERMS OF RESTRICTED STOCK AND RESTRICTED STOCK RIGHTS

SECTION 8.1  RESTRICTED STOCK AGREEMENT

    Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Restricted Stockholder and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

SECTION 8.2  RESTRICTED STOCK RIGHT AGREEMENT

    Restricted Stock Rights shall be issued only pursuant to a written Restricted Stock Right Agreement, which shall be executed by the Participant and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

SECTION 8.3  CONSIDERATION

    As partial consideration for the issuance of Restricted Stock or the grant of Restricted Stock Rights, the Participant shall agree, in the written Restricted Stock Agreement or Restricted Stock Right Agreement, to remain in the employ of the Company, a Parent Corporation or a Subsidiary for a period of at least one year after the Restricted Stock is issued or the Restricted Stock Rights are granted, or in the case of a Participant who is a non-employee Director, to remain a Director for such period. Nothing in this Plan or in any Restricted Stock Agreement or Restricted Stock Right Agreement hereunder shall confer upon any Participant any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or to remain a Director or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to terminate or discharge any Participant at any time for any reason whatsoever, with or without cause.

SECTION 8.4  RIGHTS AS SHAREHOLDERS

    (a) Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 8.8, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

    (b) The holder of a Restricted Stock Right shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares of the Company's capital stock issuable upon the end of the term of a Restricted Stock Right unless and until a certificate representing such shares Has been issued by the Company to such holder.

SECTION 8.5  RESTRICTIONS

    All shares of Restricted Stock issued (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) and all Restricted Stock Rights granted under this Plan shall be subject to such Restrictions as the Committee shall provide in the terms of each individual Restricted Stock Agreement or Restricted Stock Right Agreement; PROVIDED, HOWEVER, that by a resolution adopted after the Restricted Stock is issued or the Restricted Stock Rights are granted, the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 12.3, remove any or all of the Restrictions imposed by the terms of the Restricted Stock Agreement or Restricted Stock Right Agreement. All Restrictions shall expire within ten years of the date of issuance. Restricted Stock may not be sold or encumbered until all Restrictions are terminated or expire.

SECTION 8.6  FORFEITURE

    The Committee shall provide in the terms of each individual Restricted Stock Agreement or Restricted Stock Right Agreement that the Restricted Stock or Restricted Stock Rights then subject to Restrictions be forfeited by the Participant back to the Company immediately upon a Termination of Employment for any reason during the Restricted Period; PROVIDED, HOWEVER, that provision may be made that no such forfeiture shall occur in the event of a Termination of Employment because of Employee's or Director's normal retirement, death, total disability or early retirement with the consent of the Committee.

SECTION 8.7  MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

    The Committee may provide, in the terms of the individual Restricted Stock Agreement or Restricted Stock Right Agreement, that upon the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 40% or more of the Company's then outstanding voting stock or the liquidation of the Company, the Restrictions relating to some or all shares of Restricted Stock or Restricted Stock Rights then outstanding shall immediately expire and/or that some or all of such shares or Restricted Stock Rights shall cease to be subject to forfeiture under Section 8.6.

SECTION 8.8  ESCROW

    The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement expire or shall have been removed; PROVIDED, HOWEVER, that in no event shall any Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him.

SECTION 8.9  LEGEND

    In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to Restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                                   ARTICLE IX
                            ISSUANCE OF STOCK AWARDS

SECTION 9.1  ELIGIBILITY

    Any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary and any Director of the Company (except as provided in Section 11.1) shall be eligible to be issued Stock Awards.

SECTION 9.2  ISSUANCE OF STOCK AWARDS

    (a) The Committee shall from time to time, in its absolute discretion:

        (i) Determine which Employees are executive or key Employees and select from among the executive or key Employees or Directors (including those to whom Options, Stock Appreciation Rights and/or Restricted Stock Rights have been previously granted and/or Restricted Stock, Stock Awards and/or Performance Units have been previously issued) such of them as in its opinion should be issued Stock Awards; and

        (ii) Determine the number of shares of Common Stock to be issued to such selected executive or key Employees or Directors.

    (b) Shares of the Company's capital stock issued as Stock Awards may be either previously authorized but unissued shares or issued shares which have been acquired by the Company.

    (c) Stock Awards shall be issued for legal consideration (which may include previous or future services, as permitted by law) but no other payment. Capital stock issued pursuant to a Stock Award shall not be subject to Restrictions or forfeiture by the terms of the Plan.

                                   ARTICLE X
                         ISSUANCE OF PERFORMANCE UNITS

SECTION 10.1  ELIGIBILITY

    Any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary and any Director of the Company (except as provided in Section 11.1) shall be eligible to be issued Performance Units.

SECTION 10.2  ISSUANCE OF PERFORMANCE UNITS

    The Committee shall from time to time, in its absolute discretion:

        (i) Determine which Employees are executive or key Employees and select from among the executive or key Employees or Directors (including those to whom Options, Stock Appreciation Rights and/or Restricted Stock Rights have been previously granted and/or Restricted Stock, Stock Awards and/or Performance Units have been previously issued) such of them as in its opinion should be issued Performance Units; and

        (ii) Determine the terms and conditions applicable to such Performance Units, consistent with the Plan.

SECTION 10.3  TERMS OF PERFORMANCE UNITS

    (a) At the time that Performance Units are issued, the Committee shall designate certain goals for the financial and other business performance of the Company, its Parent Corporations and its Subsidiaries and the Performance Period over which such goals are to be achieved. Such designated goals must be achieved in order for a Participant to receive the full value of the Performance Units following the end of the Performance Period. To the extent earned upon the achievement of such designated goals during the Performance Period, all Performance Units shall be payable in cash as soon as practicable following the end of the Performance Period.

    (b) The Committee shall determine the terms and conditions of the Performance Units, consistent with the Plan. The Committee shall provide by the terms of each individual Performance Unit that the Performance Unit be forfeited by the Participant back to the Company immediately upon a Termination of Employment for any reason during the Performance Period; PROVIDED, HOWEVER, that provision may be made that no such forfeiture shall occur in the event of a Termination of Employment because of the Participant's normal retirement, death, total disability or early retirement with the consent of the Committee.

                                   ARTICLE XI
                                 ADMINISTRATION

SECTION 11.1  COMMITTEE

    (a) The Committee shall consist of at least three Directors, appointed by and holding office during the pleasure of the Board, none of whom shall be Officers. Notwithstanding any other provision in the Plan, no

Options or Stock Appreciation Rights may be granted and no Restricted Stock, Stock Awards or Performance Units may be issued to any member of the Committee during the term of his membership on the Committee. No person shall be eligible to serve on the Committee unless he is then a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, if and as such Rule is then in effect.

    (b) Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

    (c) The Board or the Committee may from time to time appoint one or more Sub-Committees comprised of one or more Officers, Directors or others, which Sub-Committee shall have the powers of the Committee described in Articles III and IV of the Plan solely with respect to the grant of Options to Employees who are not then Directors or Officers of the Company within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, if and as such Rule is then in effect except for those powers described in Sections 3.3(b), 4.3, 4.6 and 4.7. Each such sub-Committee may be subject to any such additional restrictions or limitations as the Board or the Committee may impose at any time. Each Sub-Committee so appointed may be disbanded by the Board or the Committee at any time, provided that no such termination shall affect the validity of any Option theretofore approved by any such Sub-Committee.

SECTION 11.2  DUTIES AND POWER OF COMMITTEE

    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Rights, Stock Awards and Performance Units and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

SECTION 11.3  MAJORITY RULE

    The Committee  shall  act  by a  majority  of  its members  in  office.  The
Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 11.4  COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

    Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE XII
                                OTHER PROVISIONS

SECTION 12.1  RIGHTS NOT TRANSFERABLE

    No Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Right or Performance Unit or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; PROVIDED, HOWEVER, that nothing in this Section 12.1 shall prevent transfers by will or by the applicable laws of the descent and distribution. The provisions of this Section
12.1 shall not apply to the capital stock of the Company issued pursuant to a Stock Award under the Plan.

SECTION 12.2  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

    The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's shareholders given within 12 months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 2.4, amend or modify the Plan to:

        (a) increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options or Stock Appreciation Rights, as Restricted Stock or Stock Awards or at the end of the term of Restricted Stock Rights;

        (b)  modify the  eligibility requirements  of Section  3.1, Section 6.1,
    Section 7.1, Section 9.1 or Section 10.1;

        (c) reduce the minimum Option price requirements of Section 4.2(a); or

        (d) extend the limit imposed in this Section 12.2 on the period during which Options, Stock Appreciation Rights or Restricted Stock Rights may be granted or Restricted Stock, Stock Awards or Performance Units may be issued.

    Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, Stock Appreciation Right, Restricted Stock, Stock Award, Restricted Stock Right or Performance Unit, alter or impair any rights or obligations under any Option, Stock
    Appreciation Right or Restricted Stock Right theretofore granted or Restricted Stock, Stock Award or Performance Unit theretofore issued. No Option, Stock Appreciation Right or Restricted Stock Right may be granted and no Restricted Stock, Stock Award or Performance Unit may be issued during any period of suspension nor after termination of the Plan, and in no event may any Option, Stock Appreciation Right or Restricted Stock Right be granted or any Restricted Stock, Stock Award or Performance Unit be issued under this Plan after the first to occur of the following events:

           (i) The expiration of ten years from the date the Plan is adopted by the Board; or

           (ii) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 12.3.

SECTION 12.3  APPROVAL OF PLAN BY SHAREHOLDERS

    This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan. Options, Stock Appreciation Rights and Restricted Stock Rights may be granted and Restricted Stock and Performance Units (but not Stock Awards) may be issued prior to such shareholder approval; PROVIDED, HOWEVER, that such Options and Stock Appreciation Rights shall not be exercisable, and shares of the Company's capital stock shall not be issuable under Restricted Stock Rights, prior to the time when the Plan is approved by the shareholders; PROVIDED, FURTHER, that if such approval has not been obtained at the end of said 12-month period, all Options, Stock Appreciation Rights and Restricted Stock Rights previously granted and all Restricted Stock and Performance Units previously issued under the Plan shall thereupon be canceled and become null and void.

SECTION 12.4  EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

    The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, and Parent Corporation or any Subsidiary or (b) to grant or assume options, stock appreciation rights or restricted stock rights or to issue or award restricted or unrestricted stock or performance units otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options, stock appreciation rights or restricted stock rights or the issuance or award of restricted or unrestricted stock or performance units in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

PROXY

                                 MAGNETEK, INC.
                ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 29, 1994
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints ANDREW G. GALEF and DAVID P. REILAND, or either of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all of the shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of MagneTek, Inc., 26 Century Boulevard, Nashville, Tennessee 37229 on November 29, 1994 at 10:00 a.m. and any adjournment thereof.

1.  Election of Directors
    ---------------------
    Nominees are: Andrew G. Galef, Dewain K. Cross, Charles H. Dean, Jr., Paul J. Kofmehl, A. Carl Kotchian, Crocker Nevin, Kenneth A. Ruck.

2.  Amended and Restated 1989 Incentive Stock Compensation Plan
    -----------------------------------------------------------
    To approve the adoption of the Company's second Amended and Restated 1989 Incentive Stock Compensation Plan which includes revisions (i) to increase the percentage used to determine the number of shares which may be granted under the plan and (ii) to make certain other technical revisions to the plan.

3.  Selection of Independent Auditors
    ---------------------------------
    To ratify the selection of Ernst & Young as the Company's independent auditors for the fiscal year ending July 2, 1995.

        UNMARKED PROXIES WILL BE VOTED "FOR" EACH OF THE FOREGOING MATTERS
                        UNLESS SPECIFIED TO THE CONTRARY.


        (Continued, and to be voted, dated and signed on the reverse side)

1. Election of Directors

For  / /  Withheld  / /  Exceptions*  / /

*Exceptions______________________________

_________________________________________

_________________________________________

To vote your shares for all Director nominees, mark the "For" box on item 1. To withhold voting for all Director nominees, mark the "Withheld" box on item 1. If you wish to vote for some but not all Director nominees, mark the "Exceptions" box on item 1 and enter the name(s) of the Director nominee(s) for whom you wish to withhold voting.


2. Amended and Restated 1989 Incentive Stock Compensation Plan

For  / /  Against  / /  Abstain / /


3. Selection of Independent Auditors

For  / /  Against  / /  Abstain  / /


4 The undersigned confers upon the proxies hereby appointed discretion to act upon such other business as may properly come before said meeting or adjournment thereof


I plan to attend the meeting

Yes  / /  No  / /


            Address Change Comments
_____________________________________________________
If you have noted either an address change or made comments on the reverse side of this card, mark here.

_____________________________________________________
                                                / /
_____________________________________________________

Proxy Department
N.Y., N.Y. 10203-0128

Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated October 28, 1994 is hereby acknowledged.
Dated________________________________________________


_____________________________________________________
              Signature of Stockholder


_____________________________________________________
              Signature of Stockholder

[Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the stockholder is a corporation, please set forth full corporate name and a duly authorized officer should sign, stating name and title. Executors and trustees should give full title as such.]


VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.  / /

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

PROXY

                                 MAGNETEK, INC.
                 Annual Meeting of Stockholders, November 29, 1994 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


      I hereby instruct BANK OF AMERICA ILLINOIS, as Trustee, to vote as designated all shares of common stock credited to my account and to appoint ANDREW G. GALEF and DAVID P. REILAND, or either of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all of the shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote on behalf of the participants in the MAGNETEK, INC. UNIONIZED EMPLOYEE SAVINGS PLAN if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of MagneTek, Inc. 26 Century Boulevard, Nashville, Tennessee 37229 on November 29, 1994 at 10:00 a.m. and any adjournment thereof.

     (Continued, and to be voted, dated and signed on the reverse side)

     UNMARKED PROXIES WILL BE VOTED "FOR" EACH OF THE FOREGOING MATTERS
                       UNLESS SPECIFIED TO THE CONTRARY.


1.  Election of Directors
    FOR all         WITHHOLD AUTHORITY
   nominees           to vote for all
listed at right    nominees listed at right
                   (as indicated at right)

Nominees are: Andrew G. Galef, Dewain K. Cross, Charles H. Dean Jr., Paul J. Kofmehl, A. Carl Katchain, Crocker Nevin, Kenneth A. Ruck.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE BELOW.

_____________________________________________________________________________

2.  AMENDED AND RESTATED 1989 INCENTIVE STOCK COMPENSATION PLAN
    To approve the adoption of the Company's second Amended and Restated 1989 Incentive Stock Compensation Plan which includes revisions (i) to increase the percentage used to determine the number of shares which may be granted under the plan and (ii) to make certain other technical revisions to the plan.

                   FOR            AGAINST           ABSTAIN

3.  SELECTION OF INDEPENDENT AUDITORS
    To ratify the selection of Ernst & Young as the company's independent auditors for the fiscal year ending July 2, 1995.

                   FOR            AGAINST           ABSTAIN


                                          Dated:____________________________

                                           _________________________________
                                                       Signature


             "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
             PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

PROXY

                                 MAGNETEK, INC.
                 Annual Meeting of Stockholders, November 29, 1994 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


      I hereby instruct BANK OF AMERICA ILLINOIS, as Trustee, to vote as designated all shares of common stock credited to my account and to appoint ANDREW G. GALEF and DAVID P. REILAND, or either of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all of the shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote on behalf of the participants in the MAGNETEK, INC. FLEXCARE PLUS RETIREMENT SAVINGS PLAN if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of MagneTek, Inc. 26 Century Boulevard, Nashville, Tennessee 37229 on November 29, 1994 at 10:00 a.m. and any adjournment thereof.

     (Continued, and to be voted, dated and signed on the reverse side)

     UNMARKED PROXIES WILL BE VOTED "FOR" EACH OF THE FOREGOING MATTERS
                       UNLESS SPECIFIED TO THE CONTRARY.


1.  Election of Directors
    FOR all         WITHHOLD AUTHORITY
   nominees           to vote for all
listed at right    nominees listed at right
                   (as indicated at right)

Nominees are: Andrew G. Galef, Dewain K. Cross, Charles H. Dean Jr., Paul J. Kofmehl, A. Carl Katchain, Crocker Nevin, Kenneth A. Ruck.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE BELOW.

_____________________________________________________________________________

2.  AMENDED AND RESTATED 1989 INCENTIVE STOCK COMPENSATION PLAN
    To approve the adoption of the Company's second Amended and Restated 1989 Incentive Stock Compensation Plan which includes revisions (i) to increase the percentage used to determine the number of shares which may be granted under the plan and (ii) to make certain other technical revisions to the plan.

                   FOR            AGAINST           ABSTAIN

3.  SELECTION OF INDEPENDENT AUDITORS
    To ratify the selection of Ernst & Young as the company's independent auditors for the fiscal year ending July 2, 1995.

                   FOR            AGAINST           ABSTAIN


                                          Dated:____________________________

                                           _________________________________
                                                       Signature


             "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
             PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"